CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the 1-3 Month Enhanced Short Duration ETF (“the Fund”), a series of shares of beneficial interest in the Plus Trust, and to the use of our report dated January 26, 2016 on the Fund’s statement of assets and liabilities as of January 11, 2016. Such financial statement appears in the Fund’s Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 15, 2016